UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): August 9, 2014

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))















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Item 8.01 - Other Events

As a compliment to the previously reported Letter of Intent ("LOI") signed with Delamore & Owl Group of Companies on July 1, 2014, on July 30, 2014 the Company entered into a confidential non-binding Memorandum of Understanding ("MOU") with Zizon Group Co, Ltd. a South Korean enterprise based in Seoul, Korea collectively the "Parties" to distribute the Company's gaming products and services to customers in authorised countries throughout Asia. The enterprise currently maintains proprietary e-gaming platform with a customer base of approximately 110,000 users.

On August 9, 2014, the Parties have agreed to jointly develop tactical and competitive instruments designed specifically for this target market estimated to be approximately $90 Billion in size.

The Parties are currently engaged in discussions intended to reach a comprehensive agreement setting out the roles and duties of each party.

The Company will file additional details including the terms of the proposed comprehensive agreement as well as organizational information on form 8-k as required.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  August 13, 2014.                  EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer